EXHIBIT 10.22
[This Agreement now between Grand International Communications and Princeton Publishing, Inc., as assignee of Raven Press, Inc.]

April 28, 1992

Mr. Don Embinder, Publisher
Jock Magazine


Dear Mr. Embinder,

Grand International Communications owes Raven Press $170,000. Since you say that you cannot pay this debt, and you do not have the financial resources to continue this publication, we have no choice but to accept your offer of a 20 year lease on the publication and any other entities emerging from it. In addition, Jock will pay back the $170,000 debt to Raven Press at the rate of $8,000.00 per month.

Raven will guarantee payment to Flynt on a per issue basis of $2,500.00 per issue and will pay you a royalty of 10 cents per copy on sales over 25,000 copies per issue.

We accept your offer immediately based on the July 1992 issue. Please signify your acceptance and agreement by signing below:

Thank you.

Agreed by:
/s/
Donald Embinder
Grand International Communications


Agreed by:
/s/
Raven Press, Inc.
John Bittner